UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 11, 2009

(Date of earliest event reported)

WPT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

(323) 330-9900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced, pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2009, the adoption of new change in control arrangements with Mr. Rohin Malhotra, the Company’s Managing Director, and Mr. Adam Pliska, the Company’s General Counsel and Secretary, pursuant to which each would receive 18 months of severance if they were terminated without cause in connection with a sale of the Company’s assets to two specific potential buyers which closed in 2009. On September 11, 2009, the Company’s Board of Directors approved a modification to this arrangement pursuant to which Mr. Malhotra and Mr. Pliska will receive 18 months of severance if they are terminated without cause in connection with the closing of a sale of the Company’s assets pursuant to the Company’s currently-contemplated transaction with a subsidiary of PartyGaming PLC, Peerless Media Ltd., or any subsequent topping offer that leads to the closing of a similar transaction.  The principal terms of the new change in control arrangements are filed as Exhibit 10.1 to this Current Report and the exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	10.1	Amendment to Change in Control Arrangements with Certain Named Executive Officers.**

**   Management contract or compensation plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

September 15, 2009	By:	/s/ Adam Pliska
Name: Adam Pliska
Title: General Counsel and Secretary